                                                                        Ex-99(i)

                              DORSEY & WHITNEY LLP

                                   SUITE 1500
                              50 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402

                                December 20, 2006

First American Strategy Funds, Inc.
800 Nicollet Mall
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

          We have acted as counsel to First American Strategy Funds, Inc., a Minnesota corporation (the "Company"), in rendering the opinion hereinafter set forth with respect to the authorization of the following series and classes of the Company's common shares, par value $0.01 per share, which are also known by the names set forth opposite their respective series and class designations:

     Series and Class        Name
     ----------------        ----
     Series A, Class One:    Strategy Income Allocation Fund, Class R
     Series A, Class Two:    Strategy Income Allocation Fund, Class A
     Series A, Class Three:  Strategy Income Allocation Fund, Class B
     Series A, Class Four:   Strategy Income Allocation Fund, Class C
     Series A, Class Five:   Strategy Income Allocation Fund, Class Y
     Series B, Class One:    Strategy Growth & Income Allocation Fund, Class R
     Series B, Class Two:    Strategy Growth & Income Allocation Fund, Class A
     Series B, Class Three:  Strategy Growth & Income Allocation Fund, Class B
     Series B, Class Four:   Strategy Growth & Income Allocation Fund, Class C
     Series B, Class Five:   Strategy Growth & Income Allocation Fund, Class Y
     Series C, Class One:    Strategy Growth Allocation Fund, Class R
     Series C, Class Two:    Strategy Growth Allocation Fund, Class A
     Series C, Class Three:  Strategy Growth Allocation Fund, Class B
     Series C, Class Four:   Strategy Growth Allocation Fund, Class C
     Series C, Class Five:   Strategy Growth Allocation Fund, Class Y
     Series D, Class One:    Strategy Aggressive Allocation Fund, Class R
     Series D, Class Two:    Strategy Aggressive Allocation Fund, Class A
     Series D, Class Three:  Strategy Aggressive Allocation Fund, Class B
     Series D, Class Four:   Strategy Aggressive Allocation Fund, Class C
     Series D, Class Five:   Strategy Aggressive Allocation Fund, Class Y


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